CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement Nos. 33-27132 and 333-110731 on Form S-8 and Registration Statement No. 333-128343 on Form S-3 of our reports dated March 2, 2006, relating to the consolidated financial statements (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the method of accounting for energy-related contracts to conform with the rescission of EITF 98-10 “Accounting for Contracts Involved in Energy Trading and Risk Management Activities” in 2003 and the change in the method of accounting for asset retirement obligations to conform with the FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations” in 2005) and consolidated financial statement schedules of South Jersey Industries, Inc. and subsidiaries, and management's report on the effectiveness of internal control over financial reporting of South Jersey Industries, Inc. and subsidiaries appearing in and incorporated by reference in the Annual Report on Form 10-K of South Jersey Industries, Inc. for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
March 2, 2006